MGP INGREDIENTS BOARD DECLARES 6 CENT ANNUAL DIVIDEND
20% year-over-year increase reflects excellent results in 2014

ATCHISON, Kan., March 12, 2015 - MGP Ingredients, Inc. (Nasdaq/MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today announced that its board of directors has declared an annual dividend of 6 cents per share of common stock payable on April 21, 2015 to stockholders of record as of March 26, 2015.
“The board views dividends as an important way to share the success of MGP with our stockholders. By increasing this year’s annual dividend by 20 percent over the amount paid last year, we are recognizing the company’s strong foundation and the excellent results achieved in 2014,” said Karen Seaberg, who was elected board chair in December. “The board is also enthusiastic about our recently approved strategic plan which will accelerate long-term growth in both our distillery and food ingredients businesses.”
Gus Griffin, who became president and CEO in July 2014, added, "Since joining the company, I have worked with leaders across the organization to assess how we can best build on MGP's proud heritage to deliver superior financial results and benefit all of our stakeholders. The declaration of this dividend is indicative of our confidence in the long-term outlook for our operating strategy.”
About MGP Ingredients, Inc.
MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by over 150 years of experience. The company’s proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or Indiana distillery, or at the Illinois Corn Processing, LLC (“ICP”) facility, (ii) the availability and cost of grain, flour, and barrels and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy and effectiveness of our corn purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the volatility in operating results of the ICP joint venture, (vii) ICP’s revolving credit agreement with an affiliate of SEACOR Holdings Inc. (our greater than 9 percent equity owner and the parent company of ICP Holdings, LLC, who is our 70 percent joint venture partner in ICP), (viii) our ability to maintain compliance with all applicable loan agreement covenants, (ix) our ability to realize operating efficiencies, (x) actions of governments, (xi) and consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014.

For More Information
Investors & Analysts:
Bob Burton
616-233-0500 or Investor.Relations@mgpingredients.com

Media:
Shanae Randolph, Corporate Director of Communications
913-367-1480 or shanae.randolph@mgpingredients.com